SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                 NYCOR, Inc.
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            (Exact Name of Registrant as Specified in its Charter)


          Delaware                                  22-2748564
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(State of Incorporation or Organization)  (I.R.S. Employer Identification no.)

     287 Childs Road, Basking Ridge, NJ             07920
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(Address of principal executive offices)            (zip code)



If this Form relates to the               If this Form relates to the
registration of a class of debt           registration of a class of debt
securities and is effective upon filing   securities and is to become
pursuant to General                       effective simultaneously with the
Instruction A(c)(1) please check          effectiveness of a concurrent
the following box.     [X]                registration statement under the
                                          Securities Act of 1933 pursuant to
                                          General Instruction A(c)(2) please
                                          check the following box.    [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                  Name of Each Exchange on Which
     to be so Registered                  Each Class is to be Registered
     -------------------                  ------------------------------
          [none]
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Securities to be registered pursuant to Section 12(g) of the Act:

               8 1/2% Convertible Subordinated Debentures due 2012
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                               (Title of class)

Item 1.   Description of Registrant's Securities to be Registered.

     A description of the 8 1/2% Convertible Subordinated Debentures due 2012 (the "Debentures") being registered hereunder is incorporated by reference to the description contained under the heading "Description of Debentures" contained in the Registrant's Prospectus dated June 24, 1987. Such Prospectus was filed with the Securities and Exchange Commission on June 24, 1987 pursuant to Rule 424(b) of the Securities Act of 1933, as amended. The aforementioned description in the Prospectus is hereby incorporated by reference herein and made a part of this registration statement.


Item 2.   Exhibits.

          (1) Indenture dated as of June 15, 1987 between NYCOR, Inc. and The First National Bank of Boston, as trustee, incorporated by reference to Exhibit 4(i) to NYCOR, Inc.'s Registration Statement on Form S-2 filed with the Securities and Exchange Commission on June 4, 1987 (Registration No. 33-14801).

          (2) Form of Debenture, incorporated by reference to Exhibit 4(i) to NYCOR, Inc.'s Registration Statement on Form S-2 filed with the Securities and Exchange Commission on June 4, 1987 (Registration No. 22-14801).

                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   NYCOR, INC.


Date:  March 15, 1996              By: /s/ KENT E. HANSEN
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                                       Kent E. Hansen
                                       Vice President - Finance and
                                       General Counsel

                                EXHIBIT INDEX

Exhibit No.     Exhibits
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(1)             Indenture dated as of June 15, 1987 between NYCOR, Inc.
                and The First National Bank of Boston, as trustee, incorporated be reference to Exhibit 4(i) to NYCOR, Inc.'s Registration Statement on Form S-2 filed with the
                Securities and Exchange Commission on June 4, 1987
                (Registration No. 33-14801).

(2) Form of Debenture, incorporated by reference to Exhibit 4(i) to NYCOR, Inc.'s Registration Statement on Form S-2 filed with the Securities and Exchange Commission on June 4, 1987 (Registration No. 33-14801).